UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2019

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

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Item 1.01.    Entry into a Material Definitive Agreement

On December 9, 2019 and December 10, 2019, Par Pacific Holdings, Inc. (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders (the “Noteholders”) of its outstanding 5.00% Convertible Senior Notes due 2021 (the “Convertible Notes”), pursuant to which the Company agreed to exchange (the “Exchanges”) approximately $31.2 million in aggregate principal amount of the Convertible Notes held by the Noteholders for an aggregate of approximately $2.3 million in cash and 1,793,788 newly issued shares (the “Exchange Shares”) of the common stock of the Company, par value $.01 per share, pursuant to a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company anticipates that the Exchanges will settle on or about December 13, 2019. Upon settlement of the Exchanges, the aggregate principal amount of the Convertible Notes outstanding is expected to be reduced to approximately $48.7 million.

The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the form of exchange agreement filed as Exhibit 10.1 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities
The information provided under Item 1.01 in this Current Report on Form 8-K regarding the issuance of the Exchange Shares pursuant to the Exchanges is incorporated by reference into this Item 3.02.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Exchange Agreement.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 10, 2019

PAR PACIFIC HOLDINGS, INC.

By:	/s/ James Matthew Vaughn
James Matthew Vaughn
Senior Vice President and Chief Administrative Officer

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